UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

CONFLUENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40526	47-1824387
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 W. Evelyn Avenue Mountain View, California	94041
(Address of Principal Executive Offices)	(Zip Code)

(800) 439-3207

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	CFLT	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on March 17, 2026 (the “Closing Date”) of the transaction contemplated by that certain Agreement and Plan of Merger, dated December 7, 2025 (the “Merger Agreement”), by and among International Business Machines Corporation, a New York corporation (“IBM”), Corvo Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of IBM (“Sub”), and Confluent, Inc., a Delaware corporation (“Confluent”).

On the Closing Date, pursuant to the Merger Agreement, Sub merged with and into Confluent (the “Merger”), with Confluent surviving the Merger as a wholly owned subsidiary of IBM (the “Surviving Corporation”).

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), which time occurred on the Closing Date, each share of Confluent’s Class A common stock (the “Class A Common Stock”) and Class B common stock (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”) issued and outstanding immediately prior to the Effective Time (subject to certain customary exceptions specified in the Merger Agreement) was automatically canceled and converted into the right to receive $31.00 in cash, without interest (the “Per Share Price”), subject to applicable withholding taxes.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

On the Closing Date, Confluent and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “First Supplemental Indenture”), to the Indenture, dated as of December 13, 2021, by and between Confluent and the Trustee (the “Original Indenture” and, together with the First Supplemental Indenture, the “Indenture”), relating to Confluent’s 0% Convertible Senior Notes due 2027 (the “Notes”). As of the Closing Date, $1,100,000,000 aggregate principal amount of the Notes were outstanding.

As a result of the Merger, and pursuant to the First Supplemental Indenture, at and after the Effective Time, the right to convert each $1,000 principal amount of Notes was changed to a right to convert such principal amount of Notes into solely a number of units of Reference Property (as defined in the Indenture) in an aggregate amount equal to the conversion rate of the Notes in effect on the relevant conversion date (subject to any adjustments pursuant to the terms of the Indenture), with each unit of Reference Property consisting of $31.00 in cash, which is equal to the Per Share Price.

The consummation of the Merger constitutes a Fundamental Change, a Make-Whole Fundamental Change and a Share Exchange Event (each as defined in the Indenture) under the Indenture. The effective date of the Share Exchange Event, Fundamental Change and Make-Whole Fundamental Change in respect of the Notes is March 17, 2026, which is the Closing Date.

As a result of the Fundamental Change, each holder of the Notes will have the right to require Confluent to repurchase its Notes pursuant to the terms and procedures set forth in the Indenture on the fundamental change repurchase date for a cash repurchase price equal to 100% of the principal amount thereof, plus any accrued and unpaid special interest thereon to, but excluding, the fundamental change repurchase date.

The foregoing descriptions of the Indenture and the transactions contemplated thereby are subject to and qualified in their entirety by reference to the full text of the Indenture. A copy of the Original Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by Confluent with the Securities and Exchange Commission (the “SEC”) on December 14, 2021. A copy of the First Supplemental Indenture is filed as Exhibit 4.1 hereto. The Original Indenture and the First Supplemental Indenture are incorporated by reference into this Item 1.01.  This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the Notes or any other security.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time, Confluent’s equity awards were treated as follows:

•	Each option to purchase shares of Common Stock (each, a “Confluent Option”) (whether vested or unvested) that was outstanding immediately prior to the Effective Time and that had a per share exercise price less than the Per Share Price was canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the total number of shares of Common Stock covered by such Confluent Option immediately prior to the Effective Time multiplied by (2) the excess of (A) the Per Share Price over (B) the per share exercise price of such Confluent Option.

•	Each Confluent Option outstanding immediately prior to the Effective Time that had a per share exercise price equal to or greater than the Per Share Price was canceled for no consideration.

•	Each restricted stock unit covering shares of Common Stock subject to only service-based vesting conditions (each, a “Confluent RSU”) that was (A) held by any person who, as of immediately prior to the Effective Time, was a non-employee director, consultant or independent contractor of Confluent or any of its subsidiaries (whether or not such Confluent RSU was vested or unvested) or (B) outstanding immediately prior to the Effective Time (to the extent that such Confluent RSU was vested and unsettled), in each case, was canceled in exchange for the right to receive an amount in cash, subject to applicable withholding taxes, equal to the product of (1) the Per Share Price multiplied by (2) the total number of shares of Class A Common Stock covered by such Confluent RSU. The Confluent RSUs contemplated by this bullet are each referred to as a “Cashed-Out Confluent RSU.”

•	Each outstanding Confluent RSU that was not a Cashed-Out Confluent RSU (each, a “Rollover Confluent RSU”) was converted into an IBM restricted stock unit (an “IBM RSU”) representing a number of shares of IBM common stock (rounded down to the nearest whole share) determined by multiplying (1) the number of shares of Class A Common Stock subject to such Rollover Confluent RSU immediately prior to the Effective Time by (2) the Exchange Ratio (as defined in the Merger Agreement). Such IBM RSUs are subject to substantially the same terms and conditions (including the same vesting and acceleration terms, as applicable) as were applicable to the Rollover Confluent RSUs.

The foregoing description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Confluent’s Current Report on Form 8-K, filed by Confluent with the SEC on December 8, 2025. Such exhibit is incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement.

The information set forth in the Introductory Note and Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Surviving Corporation notified The Nasdaq Stock Market LLC (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq delist the Class A Common Stock on the Closing Date. As a result, trading of the Class A Common Stock on Nasdaq was suspended prior to the opening of trading on Nasdaq on the Closing Date. On the Closing Date, the Surviving Corporation also requested that Nasdaq file a notification of removal from listing and registration on Form 25 with the SEC to effect the delisting of the Class A Common Stock from Nasdaq and the deregistration of the Class A Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Following the effectiveness of the Form 25, the Surviving Corporation intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of the Class A Common Stock under Section 12(g) of the Exchange Act and suspend Confluent’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act with respect to the Class A Common Stock. As a result, the Class A Common Stock will no longer be listed on Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

At the Effective Time, the holders of shares of Common Stock ceased to have any rights as stockholders of Confluent, other than the right to receive the Per Share Price.

Item 5.01	Change in Control of Registrant.

The information set forth in the Introductory Note, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change in control of Confluent occurred and Sub has been merged with and into Confluent, with Confluent continuing as the surviving corporation and as a direct wholly owned subsidiary of IBM.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2026, Ryan Mac Ban, the Chief Revenue Officer of Confluent, informed Confluent that he will be resigning from Confluent, effective immediately.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the Merger Agreement, Edward Jay Kreps, Neha Narkhede, Matthew Miller, Michelangelo Volpi, Eric Vishria, Jonathan Chadwick, Greg Schott, Lara Caimi and Alyssa Henry, each of whom was a director of Confluent as of immediately prior to the Effective Time, ceased to be a director of Confluent and a member of any committee of Confluent’s Board of Directors.

At the Effective Time, pursuant to the Merger Agreement, Edward Jay Kreps, Rohan Sivaram, Kong Phan and Stephanie Buscemi, each of whom was an officer of Confluent as of immediately prior to the Effective Time, ceased to be an officer of Confluent.

From and after the Effective Time, until the earlier of their resignation or removal or until successors are duly elected and qualified in accordance with applicable law, (1) the directors of Sub at the Effective Time shall be the directors of the Surviving Corporation and (2) the officers of Sub at the Effective Time shall be the officers of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the certificate of incorporation of Confluent, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation filed herewith as Exhibit 3.1. Such exhibit is incorporated by reference.

Effective upon completion of the Merger, the bylaws of Confluent, as in effect immediately prior to the Merger, were amended and restated to be in the form of the bylaws filed herewith as Exhibit 3.2. Such exhibit is incorporated by reference.

Item 8.01	Other Events.

On the Closing Date, IBM issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 7, 2025, by and among International Business Machines Corporation, Corvo Merger Sub, Inc. and Confluent, Inc. (incorporated by reference to Exhibit 2.1 to Confluent’s Current Report on Form 8-K filed on December 8, 2025)*

3.1	Amended and Restated Certificate of Incorporation of Confluent, Inc.

3.2	Amended and Restated Bylaws of Confluent, Inc.

4.1	First Supplemental Indenture, dated March 17, 2026, to the Indenture, dated December 13, 2021, by and between Confluent, Inc. and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association)

99.1	Press Release, dated March 17, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Confluent will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request. Confluent may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONFLUENT, INC.

	By:	/s/ Mark Hobbert
Dated: March 17, 2026		Mark Hobbert
Treasurer